Exhibit 99.4

BALLY’S CORPORATION COMPLETES GAMESYS GROUP ACQUISITION

Transaction Creates Premier, Global, Data-Driven Omni-Channel Gaming Company

Lee Fenton Appointed as Bally’s CEO

PROVIDENCE, R.I. – October 4, 2021 – Bally’s Corporation (NYSE: BALY) today announced that, following the receipt of all necessary regulatory requirements and shareholder approvals, it has completed its previously announced combination with Gamesys Group plc, a UK-based leading, global, online gaming operator. The transaction transforms Bally’s into a premier, global, data-driven omni-channel gaming company.

This strategic combination complements the growth and diversification that Bally’s has accomplished over the past 18 months. Gamesys’ proven technology platform will foster Bally’s continued buildout of its interactive offerings in North America, including real-money gaming options in Online Sports Betting and iGaming. Additionally, unifying Bally’s and Gamesys’ player databases and technologies provides Bally’s with one of the largest portfolios of omni-channel cross-sell opportunities, consisting of land-based gaming, Online Sports Betting, iCasino, poker, bingo, daily fantasy sports and free to play games. These offerings, coupled with Bally Interactive and Bally’s media partnership with Sinclair Broadcast Group, position the Company to capitalize on significant growth opportunities in the rapidly expanding U.S. online entertainment and sports betting markets.

Soo Kim, Chairman of Bally’s Board of Directors, said, “Bally’s acquisition of Gamesys transforms our company into the premier omni-channel gaming company. We welcome the 1,800 members of the Gamesys team to the Bally’s family, and we welcome your strong technology capabilities and your proven international business acumen. We cannot wait to see what we are able to accomplish together in the US and beyond.”

With the closing of the transaction, former Gamesys CEO Lee Fenton will now serve as Bally’s CEO. Additionally, former Bally’s CEO George Papanier will assume the role of President, Retail, for Bally’s land-based casino business, and former Gamesys COO Robeson Reeves will assume the role of President, Interactive. Further, Fenton, Reeves, and Jim Ryan, former Gamesys Non-Executive Director, have been appointed to serve on Bally’s Board of Directors.

Lee Fenton, the newly-appointed CEO of Bally’s, said, “I am honored to have the opportunity to lead Bally’s in the next phase of our evolution. Our business is transforming from being a regional casino operator into an industry leader in retail, sports, media and iGaming, which will see us bringing together a set of assets that gives us a formidable platform for growth as a digital-first leader in global gaming entertainment. With Gamesys now part of the Bally’s family, I look forward to delivering on the exciting opportunities ahead and continuing to create value for our shareholders, employees and customers in the years to come.”

Advisors

Bally’s legal and financial advisors are Jones Day and Deutsche Bank. Gamesys’ legal and financial advisors are Clifford Chance and Macquarie Capital.

About Bally’s Corporation

Bally’s Corporation is a global casino-entertainment company with a growing omni-channel presence of Online Sports Betting and iGaming offerings. It currently owns and manages 14 casinos across 10 states, a horse racetrack in Colorado and has access to OSB licenses in 15 states. It also owns Gamesys Group plc, a leading, global, online gaming operator, Bally Interactive, a first-in-class B2B2C sports betting platform, Monkey Knife Fight, the fastest growing daily fantasy sports site in North America, SportCaller, a leading, global B2B free-to-play game provider, and Telescope Inc., a leading provider of real-time fan engagement solutions.

With approximately 10,000 employees, the Company’s operations include more than 15,800 slot machines, 500 table games and 5,300 hotel rooms. Upon closing the previously announced Tropicana Las Vegas (NV) transaction, as well as completing the construction of a land-based casino near the Nittany Mall in State College, PA, Bally’s will own and manage 16 casinos across 11 states. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY”.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact

Robert Lavan

Senior Vice President – Finance and Investor Relations

401-475-8564

InvestorRelations@ballys.com

Media Contact

Richard Goldman / David Gill

Kekst CNC

646-847-6102 / 917-842-5384

BallysMediaInquiries@kekstcnc.com